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                        CUSTODY AGREEMENT

                            between

                      SIGNET TRUST COMPANY

                              and

                    BRAVO TRUST SERIES 1997-1

                   Dated as November 25, 1997


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CUSTODY AGREEMENT ("Custody Agreement" or "Agreement") made this 25th day of
November, 1997 by and between SIGNET TRUST COMPANY, a subsidiary trust company organized and existing under the laws of The Commonwealth of Virginia through its Corporate Trust Department ("Custodian") and BRAVO TRUST Series 1997-1, a trust organized pursuant to a Declaration of Trust and Trust Agreement dated November 25, 1997 (the "Trust Agreement"), acting through The Bank of New
York (the "Trust"). Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Trust Agreement.

The Trust and Custodian hereby agree that, in consideration of the mutual promises and covenants contained herein, Custodian shall hold in custody and shall distribute the Custodial Property (as defined herein) in accordance with and subject to the following Instructions and Terms and Conditions:

                            I.  INSTRUCTIONS:

1.   CUSTODIAL PROPERTY
     The property deposited with Custodian is the Separate Account Group Annuity Contract as set forth in Schedule 1 to the Trust Agreement, the receipt of which is acknowledged by the Custodian by its delivery of a written receipt to the Trust.

     The foregoing property is referred to herein as "Custodial Property."

2.   DISTRIBUTION OF CUSTODIAL PROPERTY

     Custodian is directed to hold the Custodial Property until receipt of written instructions from the Trustee under the Trust Agreement.

3.   ADDRESSES

     Notices, instructions and other communications shall be sent to Custodian, Signet Trust Company, Attention: Corporate Trust Department, 7 North 8th Street, Second Floor, Richmond, Virginia 23219, and to the Trust c/o The Bank of New York, 101 Barclay Street, Floor 12 East, New York, New York 10286, Attention: Asset Backed Finance Unit.

4.   DISTRIBUTION OF CUSTODIAL PROPERTY UPON TERMINATION
     Upon termination of this Custody Agreement, Custodial Property then held hereunder shall be distributed as follows to or on the order of the Trustee.


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5.  COMPENSATION

    (a) At the time of execution of this Custody Agreement, the Trust shall cause Lehman Brothers Inc. to pay Custodian an acceptance fee of $1,745.00. In addition, the Trust shall cause Lehman Brothers Inc.
         to pay Custodian an initial fee of $1,000.00, payable upon execution of this Agreement, and thereafter the Trust shall pay to the Custodian a fee of $1,000.00 on each anniversary date of this Agreement.

    (b) The Trust shall be responsible for and shall reimburse Custodian upon demand for all reasonable expenses, disbursements and advances incurred or made by Custodian in connection with this Agreement.

6.  SUBORDINATION

         The Custodian agrees that all amounts payable to it by the Trust under this Agreement, other than the amounts referenced in section 5(a) hereof, shall be subordinate to payments owed by the Trust to the Holders of Class A Trust Certificates.

                        II.     TERMS AND CONDITIONS:

1. The duties, responsibilities and obligations of Custodian shall be limited to those expressly set forth herein and no duties, responsibilities or obligations shall be inferred or implied. Custodian shall not be subject to, nor required to comply with, any other agreement between or among the Trust or Trust's Agent or to which the Trust or Trust's Agent is a party, even though reference thereto may be made herein, or to comply with any direction or instruction (other than those contained herein or delivered in accordance with this Custody Agreement) from the Trust or Trust's Agent or any entity acting on its behalf. Custodian shall not be required to, and shall not, expend or risk any of its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder.

2. This Agreement is for the exclusive benefit of the parties hereto and their respective successors hereunder, and shall not be deemed to give, either express or implied, any legal or equitable right, remedy, or claim to any other entity or person whatsoever.

3. If at any time Custodian is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process which in any


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     way affects Custodial Property (including but not limited to orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of Custodial Property), Custodian shall immediately notify the Trustee in writing. The Custodian is authorized to comply therewith in any manner as it or its legal counsel of its own choosing deems appropriate upon prior written notice to the Trustee; and if Custodian complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process. Custodian shall not be liable to any of the parties hereto or to any other person or entity even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

4. (a) Custodian shall not be liable for any action taken or omitted or for any loss or injury resulting from its actions or its performance or lack of performance of its duties hereunder in the absence of negligence or willful misconduct on its part. In no event shall Custodian be liable
     (i) for acting in accordance with or relying upon any instruction, notice, demand, certificate or document from the Trust or Trust's Agent (ii) for any consequential, punitive or special damages or (iii) for an amount in excess of the value of the Custodial Property, valued as of the date of deposit.

     (b) Custodian may consult with legal counsel at the expense of the Trust as to any matter relating to this Custody Agreement, and Custodian shall not incur any liability in acting in good faith in accordance with any advice from such counsel.

     (c) Custodian shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurence beyond the control of Custodian (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility).

5. Custodian shall not be responsible in any respect for the form, execution, validity, value or genuineness of documents deposited hereunder, or for any description therein, or for the identity, authority or rights of


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     persons executing or delivering or purporting to execute or deliver any such document or endorsement.

6. Notices, instructions or other communications shall be in writing and shall be given to the address set forth in the "Addresses" provision herein (or to such other address as may be substituted therefor by written notification to Custodian or the Trust). Notices to Custodian shall be deemed to be given when actually received by Custodian's Corporate Trust Department. Custodian is authorized to comply with and rely upon any notices, instructions or other communications believed by it to have been sent or given by the Trust or by a person or persons authorized by the Trust. Whenever under the terms hereof the time for giving a notice or performing an act falls upon a Saturday, Sunday, or banking holiday, such time shall be extended to the next day on which Custodian is open for business.

7. The Trust shall be liable for and shall reimburse and imdemnify Custodian and hold Custodian harmless from and against any and all claims, losses, liabilities, costs, damages or expenses (including reasonable attorneys' fees and expenses) (collectively, "Losses") arising from or in connection with or related to this Custody Agreement or being Custodian hereunder (including but not limited to Losses incurred by Custodian in connection with its successful defense, in whole or in part, of any claim of negligence or willful misconduct on its part), provided, however, that nothing contained herein shall require Custodian to be indemnified for Losses caused by its negligence or willful misconduct.

8. (a) The Trust may remove Custodian at any time by giving to Custodian thirty (30) calendar days' prior notice in writing. Custodian may resign at any time by giving to Depositors fifteen (15) calendar days' prior written notice thereof.

     (b) Within ten (10) calendar days after giving the foregoing notice of removal to Custodian or receiving the foregoing notice of resignation from Custodian, the Trust shall appoint a successor Custodian. If a successor Custodian has not accepted such appointment by the end of such 10-day period, Custodian may, in its sole discretion, deliver the Custodial Property to the Trust at the address provided herein or may apply to a court of competent jurisdiction for the appointment of a successor Custodian or for other appropriate relief. The costs and expenses (including reasonable attorneys'


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     fees and expenses) incurred by Custodian in connection with such proceeding shall be paid by the Trust.

     (c) Upon receipt of the identity of the successor Custodian, Custodian shall deliver the Custodial Property then held hereunder to the successor Custodian.

     (d) Upon delivery of the Custodial Property to the successor Custodian, Custodian shall have no further duties, responsibilities or obligations hereunder.

9. In the event of any ambiguity or uncertainty hereunder or in any notice, instruction or other communication received by Custodian hereunder, Custodian may, in its sole discretion, refrain from taking any action other than retaining possession of the Custodial Property, unless Custodian receives written instructions, signed by the Trust, which eliminates such ambiguity or uncertainty.

10. This agreement shall be interpreted, construed, enforced and administered in accordance with the internal substantive laws (and not the choice of law rules) of The Commonwealth of Virginia, except that the rights, privileges and immunities of The Bank of New York shall be governed by the laws of the State of New York.

11. Except as otherwise permitted herein, this Custody Agreement may be modified only by a written amendment signed by all the parties hereto, and no waiver of any provision hereof shall be effective unless expressed in a writing signed by the party to be charged.

12. The rights and remedies conferred upon the parties hereto shall be cumulative, and the exercise or waiver of any such right or remedy shall not preclude or inhibit the exercise of any additional rights or remedies. The waiver of any right or remedy hereunder shall not preclude the subsequent exercise of such right or remedy.

13. Each party hereto hereby represents and warrants (a) that this Custody Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation and (b) that the execution, delivery and performance of this Custody Agreement by each party hereto do not and will not violate any applicable law or regulation.


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14.  The invalidity, illegality or unenforceability of any provision of this
     Agreement shall in no way affect the validity, legality or enforceability of any other provision; and if any provision is held to be enforceable as a matter of law, the other provisions shall not be affected thereby and shall remain in full force and effect.

15. This Agreement shall constitute the entire agreement of the parties with respect to the subject matter and supersedes all prior oral or written agreements in regard thereto.

16. This Agreement shall terminate upon the distribution of all Custodial Property. The provisions of these Terms and Conditions shall survive termination of this Custody Agreement and/or the resignation or removal of the Custodian.

17. This Custody Agreement may be executed by each of the parties hereto in any number of counterparts, each of which counterpart, when so executed and delivered, shall be deemed to be an original and all such counterparts shall together constitute one and the same agreement.

18. Notwithstanding any prior termination of this Agreement, neither the Custodian nor the Trustee shall, prior to the date which is one year and one day after the termination of this Agreement and payment in full of the Class A Trust Certificates, acquiesce, petition or otherwise invoke or cause the Trust to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Trust under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or any substantial part of its property, or making a general assignment for the benefit of creditors, or ordering the winding up or liquidation of the affairs of the Trust.

     The Custodian acknowledges and agrees that this Custody Agreement is being executed by The Bank of New York in its capacity as Trustee for the Trust and not in its individual capacity, and in no event shall The Bank of New York have any liability for the representations, warranties, covenants or other obligations of the Trust hereunder, as to which recourse shall be had solely to the assets of the Trust.



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     IN WITNESS WHEREOF, each of the parties have caused this Custody Agreement to be executed by a duly authorized officer as of the day and year first written above.

                                      THE BANK OF NEW YORK, as Trustee for
                                      BRAVO Trust Series 1997-1, Not
                                      in its Individual Capacity

                                      By: /s/ Cheryl L Laser
                                          -----------------------------------
                                          Name:    CHERYL L. LASER
                                          Title:   Assistant Vice President

                                      SIGNET TRUST COMPANY

                                      By: /s/ Claire M. Morris
                                          -----------------------------------
                                          Name:    CLAIRE M. MORRIS
                                          Title:   ASSISTANT VICE PRESIDENT


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